                          AGREEMENT AND PLAN OF MERGER

                                      among

                            PHELPS DODGE CORPORATION

                                 CAV CORPORATION

                                       and

                          CYPRUS AMAX MINERALS COMPANY

                         Dated as of September 30, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                    THE OFFER

Section 1.1  The Cyprus Offer..................................................2
Section 1.2  Cyprus Elections..................................................2
Section 1.3  Cyprus Action.....................................................4
Section 1.4  Parent Action.....................................................4
Section 1.5  Expiration or Termination of Offer................................5


                                   ARTICLE II

                           THE CYPRUS MERGER; CLOSING

Section 2.1  The Cyprus Merger.................................................5
Section 2.2  The Closing.......................................................6
Section 2.3  Effective Time....................................................6
Section 2.4  Effects of the Cyprus Merger......................................6
Section 2.5  Directors and Officers............................................6


                                   ARTICLE III

                   EFFECT OF THE CYPRUS MERGER ON THE STOCK OF
                        CYPRUS; EXCHANGE OF CERTIFICATES

Section 3.1  Effect on Cyprus Stock and SubC Stock.............................7
Section 3.2  Exchange of Certificates..........................................8
Section 3.3  Dissenting Shares................................................12


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1  Organization, Qualification, Etc.................................13

Section 4.2   Capital Stock...................................................14
Section 4.3   Corporate Authority Relative to This Agreement..................15
Section 4.4   Non-Contravention; Consents and Approvals.......................16
Section 4.5   Reports and Financial Statements................................17
Section 4.6   Environmental Matters...........................................18
Section 4.7   Employee Benefit Plans; ERISA...................................20
Section 4.8   Information Statement; Phelps Dodge Proxy Statement;
              Registration Statement; Other Information.......................23
Section 4.9   Cyprus Rights Plan..............................................23
Section 4.10  Tax Matters.....................................................23
Section 4.11  Opinion of Financial Advisors...................................25
Section 4.12  Required Vote...................................................25
Section 4.13  Absence of Certain Changes......................................25
Section 4.14  No Undisclosed Material Liabilities.............................27
Section 4.15  Labor Relations.................................................27
Section 4.16  No Prior Activities.............................................27


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

Section 5.1   Conduct of Business Pending the Effective Time..................27
Section 5.2   Investigation...................................................30
Section 5.3   Stockholder Approvals and Other Cooperation.....................31
Section 5.4   Affiliate Agreements............................................33
Section 5.5   Cyprus Employee Stock Options, Incentive and Benefit Plans......33
Section 5.6   Filings; Other Action...........................................35
Section 5.7   Further Assurances..............................................37
Section 5.8   Takeover Statute................................................37
Section 5.9   No Solicitation by Cyprus.......................................37
Section 5.10  Public Announcements............................................39
Section 5.11  Indemnification and Insurance...................................39
Section 5.12  Accountants' "Comfort" Letters..................................39
Section 5.13  Additional Reports..............................................39
Section 5.14  Disclosure Schedule Supplements.................................40
Section 5.15  Certain Litigation..............................................40
Section 5.16  Shareholder Litigation..........................................40
Section 5.17  Section 16(b)...................................................40
Section 5.18  Change of Control Agreements....................................41

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                                   ARTICLE VI

                         CONDITIONS TO THE CYPRUS MERGER

Section 6.1  Conditions to Each Party's Obligation to Effect
the Cyprus Merger.............................................................41


                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

Section 7.1  Termination......................................................42
Section 7.2  Termination by Parent............................................42
Section 7.3  Termination by Cyprus............................................43
Section 7.4  Effect of Termination............................................43
Section 7.5  Termination Fee..................................................43
Section 7.6  Amendment or Supplement..........................................44
Section 7.7  Extension of Time, Waiver, Etc...................................44


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1  No Survival of Representations and Warranties....................45
Section 8.2  Expenses.........................................................45
Section 8.3  Counterparts; Effectiveness......................................45
Section 8.4  Governing Law....................................................45
Section 8.5  Notices..........................................................46
Section 8.6  Assignment; Binding Effect.......................................47
Section 8.7  Severability.....................................................47
Section 8.8  Enforcement of Agreement.........................................47
Section 8.9  Entire Agreement; No Third-Party Beneficiaries...................47
Section 8.10  Headings........................................................47
Section 8.11  Definitions.....................................................47
Section 8.12  Finders or Brokers..............................................48
Section 8.13  Cyprus Actions Following the Offer..............................48

                                LIST OF EXHIBITS

Exhibit A      -      Form of Cyprus Affiliate Letter


                                 LIST OF ANNEXES

Annex A        -      Conditions to the Cyprus Offer

                             INDEX OF DEFINED TERMS


Defined Term                                                             Section
------------                                                             -------

accumulated funding deficiency...........................................4.7(d)
affiliates.................................................................8.11
Aggregate Cyprus Merger Cash Consideration...............................3.1(b)
Aggregate Cyprus Merger Stock Consideration..............................3.1(b)
Agreement..............................................................Preamble
Antitrust Laws...........................................................5.6(b)
ASARCO...................................................................7.5(b)
ASARCO Merger Agreement..................................................7.5(b)
Certificates.............................................................3.1(b)
Closing.....................................................................2.2
Closing Date................................................................2.2
Code...................................................................Recitals
Combination............................................................Recitals
Common Shares Trust...................................................2(e)(iii)
Confidentiality Agreement................................................5.2(a)
Continuing Director.........................................................7.6
control....................................................................8.11
Current Representing Party Group........................................4.10(a)
Cyprus.................................................................Preamble
Cyprus Acquisition Agreement.............................................5.9(b)
Cyprus Amax Minerals Company.............................................2.4(b)
Cyprus Award.............................................................5.5(b)
Cyprus Board.............................................................1.3(a)
Cyprus Cash Consideration..............................................Recitals
Cyprus Cash Election Shares..............................................1.2(a)
Cyprus Cash Proration Factor.............................................1.2(b)
Cyprus Common Stock......................................................2.1(b)
Cyprus Disclosure Schedule...........................................Article IV
Cyprus Employees.........................................................5.5(e)
Cyprus Excess Shares.................................................3.2(e)(ii)
Cyprus Indemnified Parties..............................................5.11(a)
Cyprus Maximum Cash Consideration........................................1.2(b)
Cyprus Maximum Stock Consideration.......................................1.2(c)
Cyprus Merger............................................................2.1(a)
Cyprus Merger Cash Amount................................................3.1(b)
Cyprus Merger Stock Amount...............................................3.1(b)
Cyprus Non-Electing Proration Factor.....................................1.2(d)
Cyprus Non-Electing Shares...............................................1.2(a)

Cyprus Notice............................................................5.9(a)
Cyprus Offer...........................................................Recitals
Cyprus Option Plans......................................................5.5(a)
Cyprus Policy...........................................................5.11(b)
Cyprus Preferred Stock...................................................3.1(c)
Cyprus SAR...............................................................5.5(a)
Cyprus Shareholder Approval.............................................4.12(b)
Cyprus Shareholder Meeting..........................................5.3(c)(iii)
Cyprus Stock Consideration.............................................Recitals
Cyprus Stock Election Shares.............................................1.2(a)
Cyprus Stock Options.....................................................5.5(a)
Cyprus Stock Proration Factor............................................1.2(c)
Cyprus Takeover Proposal.................................................5.9(a)
Cyprus Termination Fee......................................................7.5
DGCL.....................................................................2.1(a)
Dissenting Cyprus Shares.................................................3.3(a)
Effective Time..............................................................2.3
Employee Benefit Plan.................................................4.7(g)(i)
Encumbrance..............................................................4.1(c)
Environmental Claim...................................................4.6(d)(i)
Environmental Law....................................................4.6(d)(ii)
Environmental Permits....................................................4.6(a)
ERISA...............................................................4.7(g)(iii)
ERISA Affiliate......................................................4.7(g)(iv)
Exchange Act.............................................................1.3(b)
Exchange Agent...........................................................3.2(a)
Exchange Fund............................................................3.2(a)
Foreign Plan.........................................................4.7(g)(ii)
GAAP...................................................................Recitals
Governmental Entity......................................................4.4(a)
Hazardous Materials.................................................4.6(d)(iii)
HSR Act..................................................................5.6(b)
Information Statement.......................................................4.8
IRS......................................................................4.7(b)
Law......................................................................4.4(a)
Material Adverse Effect.................................................4.1(a)
Merger Consideration....................................................3.1(b)
Minimum Condition..........................................................1.1
Multiemployer Plan......................................................4.7(a)
NYSE................................................................3.2(e)(ii)
Offer Documents............................................................1.4
Parent................................................................Preamble
Parent Certificates.....................................................3.2(a)

Parent Common Stock....................................................Recitals
Parent Disclosure Schedule...........................................Article IV
Parent Shareholder Approval.............................................4.12(a)
Parent Shareholder Meeting...........................................5.3(c)(ii)
Past Representing Party Group...........................................4.10(a)
person.....................................................................8.11
Phelps Dodge Proxy Statement.........................................5.3(c)(ii)
Plan................................................................4.7(g)(iii)
Registration Statement................................................5.3(a)(i)
Representing Party...................................................Article IV
Representing Party Affiliated Group.....................................4.10(a)
Representing Party Agreements............................................4.4(a)
Representing Party's Disclosure Schedule.............................Article IV
Required Statutory Approvals.............................................4.4(b)
Required Third Party Consents............................................4.4(b)
Schedule 14D-1..............................................................1.4
Schedule 14D-9...........................................................1.3(b)
SEC......................................................................4.5(a)
SEC Reports.................................................................4.5
Securities Act..............................................................4.5
Share Issuance...........................................................4.3(a)
Significant Subsidiaries...................................................8.11
SubC...................................................................Preamble
Subsidiaries...............................................................8.11
Surviving Corporation....................................................2.1(a)
Tax Certificates......................................................5.3(a)(v)
Tax Return.................................................................4.10
Taxes......................................................................4.10
Termination Date............................................................5.1

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1999 (this "Agreement"), among PHELPS DODGE CORPORATION, a New York corporation ("Parent"), CAV CORPORATION, a Delaware corporation ("SubC"), and CYPRUS AMAX MINERALS COMPANY, a Delaware corporation ("Cyprus").

         WHEREAS, Parent and Cyprus desire to combine their respective businesses upon the terms and subject to the conditions in this Agreement (the "Combination");

         WHEREAS, (i) Parent is a corporation organized and existing under the laws of the State of New York; and (ii) Cyprus is a corporation organized and existing under the laws of the State of Delaware;

         WHEREAS, Parent has formed SubC, a wholly owned subsidiary of Parent, and all the outstanding capital stock of SubC is owned by Parent;

         WHEREAS, the Board of Directors of each of Parent and Cyprus deem it advisable and in the best interests of their shareholders to effect the Combination by causing Cyprus to become a subsidiary of Parent pursuant to the Cyprus Merger as provided for in this Agreement;

         WHEREAS, in furtherance of the Combination, Parent has caused SubC to commence an exchange offer, which Parent shall cause SubC to amend in accordance with the terms of this Agreement (as so amended, the "Cyprus Offer"), to acquire all of the issued and outstanding shares of Cyprus Common Stock (as hereinafter defined), for either $20.54 per share, net to the seller in cash, without interest (the "Cyprus Cash Consideration") or 0.3500 of a share of common stock of Parent, par value $6.25 per share ("Parent Common Stock") (the "Cyprus Stock Consideration"), subject to the election and proration provisions of this Agreement and to the terms and conditions of this Agreement and the Cyprus Offer;

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Combination and also to prescribe various conditions to the Combination;

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Cyprus Merger will qualify as a transaction described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a purchase transaction in accordance with United States generally accepted accounting principles ("GAAP");

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and fully intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                    THE OFFER

         Section 1.1 The Cyprus Offer. The obligation of Parent to accept for payment and pay for Cyprus Common Stock tendered pursuant to the Cyprus Offer shall be subject to the condition (the "Minimum Condition") that the Cyprus Common Stock, when added to the Cyprus Common Stock already owned by Parent, shall constitute at least a majority of the then outstanding Cyprus Common Stock on a fully diluted basis (including, without limitation, all Cyprus Common Stock issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights) having been validly tendered and not withdrawn prior to the expiration of the Cyprus Offer and also shall be subject to the satisfaction of the other conditions set forth in Annex A hereto. Parent expressly reserves the right to waive any such condition, to increase the price per share of Cyprus Common Stock payable in the Cyprus Offer, and to make any other changes in the terms and conditions of the Cyprus Offer; provided, however, that, without the prior written consent of Cyprus, no change may be made to the Minimum Condition or which decreases the price per share of Cyprus Common Stock payable in the Cyprus Offer, which changes the form of consideration payable in the Cyprus Offer, which reduces the maximum number of shares of Cyprus Common Stock to be acquired in the Cyprus Offer, which imposes conditions to the Cyprus Offer in addition to those set forth in Annex A hereto, or which amends any other term of the Cyprus Offer in any manner adverse to the holders of the Cyprus Common Stock. Without the prior written consent of Cyprus, Parent will not waive the Minimum Condition if, as a result, SubC would acquire less than a majority of the Cyprus Common Stock outstanding. The Cyprus Cash Consideration shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Cyprus Offer. Subject to the terms and conditions of the Cyprus Offer, Parent shall accept for payment and purchase, as soon as permitted under the terms of the Cyprus Offer, and shall pay the Cyprus Cash Consideration and issue Parent Common Stock in payment of the Cyprus Stock Consideration, as promptly as practicable after expiration of the Cyprus Offer for, all shares of Cyprus Common Stock validly tendered and not withdrawn.

         Section 1.2 Cyprus Elections.

         (a) Subject to Sections 1.2(b), (c) and (d) below, each holder of Cyprus Common Stock shall be entitled, with respect to each share of Cyprus Common Stock held by such holder, to elect to receive either the Cyprus Cash Consideration or the Cyprus Stock Consideration. Cyprus shares that are validly tendered and not withdrawn and (i) covered by elections to receive the Cyprus Cash Consideration are referred to herein as "Cyprus Cash Election Shares", (ii) covered by elections to receive the Cyprus Stock Consideration are referred to herein as "Cyprus Stock Election Shares" and (iii) not covered by a valid election to receive either the Cyprus Cash Consideration or the Cyprus Stock Consideration are referred to herein as "Cyprus Non-Electing Shares".

         (b) Excess of Cash Elections. If the aggregate Cyprus Cash Consideration elected in respect of all Cyprus Cash Election Shares exceeds $7.61176875 multiplied by the total number of Cyprus shares outstanding immediately prior to closing of the Offer (the "Cyprus Maximum Cash Consideration"), the following will occur:

         1. Each Cyprus Cash Election Share will be exchanged in the Offer for
    (i) $20.54 multiplied by a fraction (the "Cyprus Cash Proration Factor"), the numerator of which is the Cyprus Maximum Cash Consideration and the denominator of which is the number of Cyprus Cash Election Shares multiplied by $20.54, and (ii) a number of shares of Parent Common Stock equal to
    0.3500 multiplied by 1 minus the Cyprus Cash Proration Factor.

         2. Each Cyprus Stock Election Share and each Cyprus Non-Electing Share will be exchanged for 0.3500 of a share of Parent Common Stock.

         (c) Excess of Stock Elections. If the aggregate Cyprus Stock Consideration elected in respect of all Cyprus Stock Election Shares exceeds
0.2203 multiplied by the total number of Cyprus shares outstanding immediately prior to closing of the Offer (the "Cyprus Maximum Stock Consideration"), the following will occur:

         1. Each Cyprus Stock Election Share will be exchanged in the Offer for
    (i) a number of shares of Parent Common Stock equal to 0.3500 multiplied by a fraction (the "Cyprus Stock Proration Factor"), the numerator of which is the Cyprus Maximum Stock Consideration and the denominator of which is the number of Cyprus Stock Election Shares multiplied by 0.3500, and (ii) cash in an amount equal to $20.54 multiplied by 1 minus the Cyprus Stock Proration Factor.

         2. Each Cyprus Cash Election Share and each Cyprus Non-Electing Share will be exchanged for $20.54, without interest.

         (d) No Excess of Cash or Stock Elections. In the event that neither
Section 1.2(b) or 1.2(c) above is applicable, the following will occur:

         1. Each Cyprus Cash Election Share will be exchanged for $20.54 in cash without interest.

         2. Each Cyprus Stock Election Share will be exchanged for 0.3500 of a share of Parent Common Stock.

         3. Each Cyprus Non-Electing Share will be exchanged for (i) an amount in cash without interest equal to $20.54 multiplied by a fraction (the "Cyprus Non-Electing Proration Factor"), the numerator of which is the difference between the Cyprus Cash Number (as hereinafter defined) less the number of Cyprus Cash Election Shares and the denominator of which is the number of Cyprus Non-Electing Shares; and (ii) a number of shares of Parent Common Stock equal to 0.3500 multiplied by 1 minus the Cyprus Non-Electing Proration Factor. For purposes of this
    Section 1.2(d), the Cyprus Cash Number is determined by dividing the Cyprus Maximum Cash Consideration by $20.54.

         Section 1.3 Cyprus Action.

         (a) Cyprus hereby approves of and consents to the Cyprus Offer and represents that (i) the Cyprus Board of Directors (the "Cyprus Board"), at a meeting duly called and held on September 30, 1999, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Cyprus Offer and the Cyprus Merger, are fair to and in the best interests of the holders of Cyprus Common Stock, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) recommended that the stockholders of Cyprus accept the Cyprus Offer and approve and adopt this Agreement and the transactions contemplated hereby, and (ii) Merrill Lynch & Co. has delivered to the Cyprus Board an written opinion that the consideration to be received by the holders of Cyprus Common Stock pursuant to each of the Cyprus Offer and the Cyprus Merger is fair to the holders of Cyprus Common Stock from a financial point of view. Cyprus hereby consents to the inclusion in the Offer Documents of the recommendation of the Cyprus Board described in the immediately preceding sentence. Cyprus has been advised by each of its directors and executive officers that they intend either to tender all Cyprus Common Stock beneficially owned by them to Parent pursuant to the Cyprus Offer or to vote such Cyprus Common Stock in favor of the approval and adoption by the stockholders of Cyprus of this Agreement and the transactions contemplated hereby.

         (b) As soon as reasonably practicable after the date hereof, Cyprus shall file with the SEC an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject to the fiduciary duties of the Cyprus Board under applicable law as advised in writing by independent counsel, the recommendation of the Cyprus Board described in Section 1.3(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. Cyprus and Parent agree to correct promptly any information provided by either of them for use in the
Schedule 14D-9 which shall have become false or misleading, and Cyprus further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Cyprus Common Stock, in each case as and to the extent required by applicable federal securities laws.

         Section 1.4 Parent Action. As soon as reasonably practicable after the date hereof, Parent shall file with the SEC an amendment to its Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Cyprus Offer. The Schedule 14D-1 shall contain the terms and conditions of the Cyprus Offer in accordance with the terms of this Agreement and shall contain or incorporate by reference an offer to purchase and the related letter of transmittal (the
Schedule 14D-1, such offer to purchase and related letter of transmittal, together with all supplements and amendments thereto being referred to herein collectively as the "Offer Documents"). As soon as reasonably practicable after the date hereof, Parent shall disseminate the Schedule 14D-1 to the extent required by Rule 14d-3 promulgated under the Exchange Act and any other applicable federal securities laws. Parent and Cyprus agree to correct promptly any information provided by either of them for use in the Schedule 14D-1 which shall have become false or misleading, and Parent further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and disseminated to holders of Cyprus Common Stock, in each case as and to the extent required by applicable federal securities laws.

         Section 1.5 Expiration or Termination of Offer. Parent and SubC agree that, without the prior written consent of Cyprus, SubC shall not terminate or withdraw the Cyprus Offer or extend the expiration date of the Cyprus Offer unless at the expiration date of the Cyprus Offer the conditions to the Cyprus Offer described in Annex A hereto shall not have been satisfied or earlier waived. If, at the expiration date of the Cyprus Offer, the conditions to the Cyprus Offer described in Annex A hereto shall not have been satisfied or earlier waived but there is a reasonable possibility that such conditions may be satisfied prior to March 31, 2000, Parent shall extend the expiration date of the Cyprus Offer for an additional period or periods of time, each of which being no longer than five business days, until, the date such conditions are satisfied or earlier waived and SubC becomes obligated to accept for payment and pay for shares of Cyprus Common Stock tendered pursuant to the Cyprus Offer; provided, however, that if the condition to the Cyprus Offer described in clause
(e) of Annex A hereto has not been satisfied at the expiration date and Parent has given notice of the breach that has caused such condition not to be satisfied, Parent and SubC shall have no further obligation to extend the expiration date of the Cyrpus Offer if such breach has not been cured within 30 days of such notice.


                                   ARTICLE II

                           THE CYPRUS MERGER; CLOSING

         Section 2.1 The Cyprus Merger.

         (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), SubC shall merge with Cyprus (the "Cyprus Merger") at the Effective Time. SubC shall be the surviving corporation in the Cyprus Merger (the "Surviving Corporation"). From and after the Effective Time, the identity and separate existence of Cyprus shall cease.

         (b) In connection with the Cyprus Merger, Parent shall reserve a sufficient number of shares of Parent Common Stock, prior to the Cyprus Merger, to permit the issuance of shares of Parent Common Stock (i) to the holders of common stock, no par value per share, of

Cyprus (the "Cyprus Common Stock") as of the Effective Time in accordance with the terms of this Agreement and (ii) upon the exercise of Cyprus Stock Options being assumed by Parent in accordance with Section 5.5 hereof.

         Section 2.2 The Closing. The closing of the Cyprus Merger (the "Closing") will take place at 10:00 a.m. local time on the day following the last to occur of the Parent Shareholder Meeting and the Cyprus Shareholder Meeting (the "Closing Date"), but shall in no event be later than the second business day after satisfaction or waiver of the conditions set forth in Article VI unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY, unless another place is agreed to by the parties hereto.

         Section 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, SubC and Cyprus shall file with the Secretary of State of the State of Delaware a certificate of merger duly completed and executed in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL to effect the Cyprus Merger. The Cyprus Merger shall become effective at the actual time of the filing of such certificate of merger or at such other later time as is reasonably specified in the certificate of merger (the time at which the Cyprus Merger becomes fully effective being hereinafter referred to as the "Effective Time").

         Section 2.4 Effects of the Cyprus Merger.

         (a) DGCL. The Cyprus Merger shall have the effects set forth in Section 259 of the DGCL.

         (b) Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Time shall be "Cyprus Amax Minerals Company" until changed or amended in accordance with applicable Law.

         (c) Charter Documents. At the Effective Time, the Certificate of Incorporation and the Bylaws of SubC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation.

         Section 2.5 Directors and Officers. The directors of SubC at the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified, as the case may be. The officers of SubC at the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed.

                                   ARTICLE III

                   EFFECT OF THE CYPRUS MERGER ON THE STOCK OF
                        CYPRUS; EXCHANGE OF CERTIFICATES

         Section 3.1 Effect on Cyprus Stock and SubC Stock. As of the Effective Time, by virtue of the Cyprus Merger and without any action on the part of SubC, Cyprus or the holders of any securities of SubC or Cyprus:

         (a) Cancellation of Treasury Stock. Each share of Cyprus Common Stock that is owned directly by Parent, Cyprus or any of their respective Subsidiaries (but not including any such shares owned by employees or employee benefit or pension plans) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) Conversion of Cyprus Common Stock. Subject to Section 3.2(e), each issued and outstanding share of Cyprus Common Stock (other than shares to be cancelled in accordance with Section 3.1(a)) shall be converted into the Cyprus Stock Consideration, the Cyprus Cash Consideration or a combination thereof, in each case determined pursuant to this Section 3.1(b) (such consideration being referred to herein as the "Merger Consideration"). If
    Section 1.2(b) is applicable to the Cyprus Offer, each outstanding share of Cyprus Common Stock will be converted in the Cyprus Merger into the right to receive the Cyprus Stock Consideration. If Section 1.2(c) is applicable to the Cyprus Offer, each outstanding share of Cyprus Common Stock will be converted in the Cyprus Merger into the right to receive the Cyprus Cash Consideration. If neither Section 1.2(b) nor 1.2(c) is applicable, each outstanding share of Cyprus Common Stock will be converted in the Cyprus Merger into (i) an amount of cash equal to the Cyprus Merger Cash Amount (as hereinafter defined), without interest, and (ii) a number of shares of Parent Common stock equal to the Cyprus Merger Stock Amount (as hereinafter defined). The Cyprus Merger Cash Amount and the Cyprus Merger Stock Amount will be determined as follows:

              1. The aggregate amount of Cyprus Cash Consideration actually paid in the Cyprus Offer will be subtracted from the Total Cyprus Available Cash (as hereinafter defined) to determine the amount of cash available to be paid in the Cyprus Merger (the "Aggregate Cyprus Merger Cash Consideration"). For purposes of this Section, Total Cyprus Available Cash equals (i) the number of shares of Cyprus Common Stock exchanged in the Cyprus Offer plus the number of shares of Cyprus Common Stock to be converted in the Cyprus Merger, multiplied by (ii) $7.61176875.

              2. The Aggregate Cyprus Merger Cash Consideration will be divided by the number of shares of Cyprus Common Stock to be converted in the Cyprus

         Merger, to determine the amount of cash consideration to be paid in respect of each such share of Cyprus Common Stock in the Cyprus Merger (the "Cyprus Merger Cash Amount").

              3. The aggregate number of shares of Parent Common Stock actually issued as Cyprus Stock Consideration in the Cyprus Offer will be subtracted from the Total Cyprus Available Stock (as hereinafter defined) to determine the number of shares of Parent Common Stock available to be paid in the Cyprus Merger (the "Aggregate Cyprus Merger Stock Consideration"). For purposes of this Section, Total Cyprus Available Stock equals (i) the number of shares of Cyprus Common Stock exchanged in the Cyprus Offer plus the number of shares of Cyprus Common Stock to be converted in the Cyprus Merger, multiplied by (ii) 0.2203.

              4. The Aggregate Cyprus Merger Stock Consideration will be divided by the number of shares of Cyprus Common Stock to be converted in the Cyprus Merger, to determine the number of shares of Parent Common Stock to be issued in respect of each such share of Cyprus Common Stock in the Cyprus Merger (the "Cyprus Merger Stock Amount").

         As of the Effective Time, all such shares of Cyprus Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Cyprus Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (x) if the Merger Consideration includes Parent Common Stock,
         (i) Parent Certificates, (ii) certain dividends and other distributions in accordance with Section 3.2(c), and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.2(e), without interest, and (y) if the Merger Consideration includes cash, the appropriate cash amounts.

              (c) Redemption of Cyprus Preferred Stock. Immediately prior to the Effective Time, each issued and outstanding share of $4.00 Series A Convertible Preferred Stock of Cyprus (the "Cyprus Preferred Stock") shall be redeemed by Cyprus. Cyprus shall give the required notice of redemption sufficient to allow for such redemption.

              (d) Conversion of Common Stock of SubC. Each issued and outstanding share of common stock, par value $.01 per share, of SubC shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 3.2 Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by it and reasonably satisfactory to Cyprus (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Cyprus Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, cash and certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable or payable pursuant to Section 3.1 in exchange for outstanding shares of Cyprus Common Stock (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect to such Parent Common Stock with a record date after the Effective Time, any Cyprus Excess Shares and any cash (including cash proceeds from the sale of the Cyprus Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the Merger Consideration pursuant to Section 3.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the cash and/or Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, cash and/or a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, certain dividends or other distributions in accordance with Section 3.2(c) and cash in lieu of any fractional share in accordance with Section 3.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cyprus Common Stock not registered in the transfer records of Cyprus, cash and/or a Parent Certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such issuance shall pay all transfer or other non-income Taxes required by reason of the issuance of shares of Parent Common Stock and/or cash to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender of Cyprus Certificates, cash and/or Parent Certificates representing the number of whole shares of Parent Common Stock into which the shares of Cyprus Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 3.2(c) and cash in lieu of any fractional share in accordance with Section 3.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         (d) No Further Ownership Rights in Cyprus Common Stock. All cash and/or shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to this Article III) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Cyprus Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by Cyprus on such shares of Cyprus Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cyprus Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by Law.

         (e) No Fractional Shares.

         (i) No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

         (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 3.2(a) for exchange pursuant to Section 3.1 for outstanding shares of Cyprus Common Stock over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Cyprus Common Stock pursuant to
Section 3.2(b) (such excess being herein called the "Cyprus Excess Shares").

Following the Effective Time, the Exchange Agent will, on behalf of former shareholders of Cyprus, sell the Cyprus Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in
Section 3.2(e)(iii).

         (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Cyprus Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Cyprus Common Stock (the "Common Shares Trust"). Parent will pay all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of Cyprus Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Cyprus Common Stock is entitled (after taking into account all shares of Cyprus Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Cyprus Common Stock are entitled.

         (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Cyprus Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Cyprus Common Stock subject to and in accordance with the terms of Section 3.2(c).

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (g) No Liability. None of Parent, SubC, Cyprus or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article III or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the related Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as may be deliverable in respect thereof pursuant to this Agreement.

         Section 3.3 Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, shares of Cyprus Common Stock that are outstanding immediately prior to the Effective Time and which are held by persons who shall have properly demanded in writing appraisal for such shares of Cyprus Common Stock in accordance with
Section 262 of the DGCL (collectively, the "Dissenting Cyprus Shares") shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 3.1(b). Such persons shall be entitled to receive payment of the appraised value of such shares of Cyprus Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Cyprus Shares held by persons who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares under Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time, the Merger Consideration (subject to the proration procedures set forth in Section 3.1(b)) upon surrender of the Certificate therefor in the manner provided in Section 3.2.

         (b) Cyprus shall give Parent (i) prompt notice of any demands for appraisal received by Cyprus, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Cyprus, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Cyprus shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Except (i) as set forth in the disclosure schedule delivered by Parent to Cyprus prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent hereby represents and warrants to Cyprus, and (ii) as set forth in the disclosure schedule delivered by Cyprus to Parent prior to the execution of this Agreement (the "Cyprus Disclosure Schedule"), Cyprus hereby represents and warrants to Parent, in each case as set forth in this Article IV, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to Parent or Cyprus is being made solely by Parent or Cyprus, as the case may be.

         Section 4.1 Organization, Qualification, Etc.

         (a) The Representing Party is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to a Representing Party, means such state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Representing Party and its Subsidiaries, taken as a whole; provided, however, that any adverse effect that copper prices have had or may have on the business, results of operations or financial condition of the Representing Party and its Subsidiaries, taken as a whole, shall not be deemed a Material Adverse Effect for purposes of this Agreement. The copies of each Representing Party's Certificate of Incorporation and Bylaws which have been delivered to the other Representing Party are complete and correct and in full force and effect.

         (b) Each of the Representing Party's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of its jurisdiction of incorporation or organization, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, and is duly qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. Each Representing Party has made available to the other Representing Party complete and correct copies of the certificate of incorporation, bylaws or other similar governing documents which are in full force and effect for each of such Representing Party's Significant Subsidiaries that are not directly or indirectly wholly owned.

         (c) All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are validly issued, fully paid and non-assessable and are owned of record and beneficially by such Representing Party, directly or indirectly, free and clear of all Encumbrances. As used in this Agreement, the term "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind. There are no (i) securities of the Representing Party or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the Representing Party's Subsidiaries, (ii) warrants, calls, options or other rights to acquire from the Representing Party or any of its Subsidiaries, or any obligations of the Representing Party or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in any of the Representing Party's Subsidiaries, or (iii) obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Representing Party's Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         (d) Except for the Representing Party's Subsidiaries, as set forth in
Section 4.1(d) of the Representing Party's Disclosure Schedule or the Representing Party's (or any of its Subsidiaries') SEC Reports, and in respect of minerals exploration or development agreements in the ordinary course of business, the Representing Party (excluding employee pension or benefit plans) does not own any securities of, or have any debt or equity investment in, or loans outstanding to, any corporation, partnership, joint venture, limited liability company or other entity. The Representing Party is not subject to any contractual obligation under which it may be required to advance or contribute capital to any entity, except in respect of minerals exploration or development agreements in the ordinary course of business.

         Section 4.2 Capital Stock.

         (a) Section 4.2(a) of the Representing Party's Disclosure Schedule sets forth as of September 28, 1999:

         (i) the number of authorized shares of each class or series of capital stock of the Representing Party;

         (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding;

         (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party;

         (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance, indicating each specific reservation; and

         (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to employee stock options or other rights to purchase or receive capital stock granted under such Representing Party's stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

         (b) All of the issued and outstanding shares of capital stock of the Representing Party have been validly issued and are fully paid and nonassessable. Except as set forth in Section 4.2(a) of the Representing Party's Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock or voting securities of the Representing Party, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of the Representing Party, (iii) warrants, calls, options or other rights to acquire from the Representing Party or any of its Subsidiaries, or any obligation of the Representing Party or any of its Subsidiaries to issue, any shares of capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party, and (iv) there are no outstanding obligations of the Representing Party to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         Section 4.3 Corporate Authority Relative to This Agreement.

         (a) Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and, except for the approval of the issuance of the Parent Common Stock in the Cyprus Merger (the "Share Issuance") by its shareholders, no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement are in the best interest of Parent and its shareholders and recommends to such shareholders that they approve the Share Issuance. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         (b) Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and, except for the Share Issuance by its shareholders, no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement are in the best interest of Parent and its shareholders and recommends to such shareholders that they approve the Share Issuance. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         (c) Cyprus has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Cyprus Board and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of Cyprus are necessary to authorize the consummation of the transactions contemplated hereby. The Cyprus Board has taken all appropriate action so that neither Parent nor SubC will be an "interested stockholder" within, the meaning of (i) Section 203 of the DGCL or (ii) the Certificate of Incorporation of Cyprus by virtue of Parent and SubC entering into this Agreement and consummating the transactions contemplated hereby. The Cyprus Board has determined that the transactions contemplated by this Agreement are in the best interest of Cyprus and its shareholders and to recommend to such shareholders that they approve this Agreement. This Agreement has been duly and validly executed and delivered by Cyprus and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Cyprus, enforceable against Cyprus in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

         Section 4.4 Non-Contravention; Consents and Approvals.

         (a) None of the execution, delivery or performance of this Agreement by the Representing Party or the consummation by such Representing Party of the transactions contemplated hereby will (i) violate the certificate of incorporation or the bylaws or other similar governing documents of the Representing Party or any of its Subsidiaries, (ii) except for the Required Third Party Consents, result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Representing Party Agreements"), (iii) except for the Required Statutory Approvals, violate any order, writ, injunction, decree, judgment, permit, license, statute, law, ordinance, policy, rule or regulation ("Law") of any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (individually, a "Governmental Entity") applicable to the Representing Party or any of its Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of the Representing Party or any of its Subsidiaries, except in the case of clauses
(ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which would not in the aggregate have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, or prevent or delay the consummation of the transactions contemplated hereby.

         (b) Section 4.4(b)(i) of the Representing Party's Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the Representing Party Agreements prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole (the "Required Third Party Consents"). Section 4.4(b)(ii) of the Representing Party's Disclosure Schedule sets forth a list of all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole (the "Required Statutory Approvals").

         Section 4.5 Reports and Financial Statements. The Representing Party has previously furnished or made available to the other Representing Party complete and correct copies of:

         (a) such Representing Party's (and any of its Subsidiaries') Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1996 through 1998;

         (b) such Representing Party's (and any of its Subsidiaries') Quarterly Reports on Form 10-Q filed with the SEC for the each of the fiscal quarters ended following such Representing Party's last fiscal year-end;

         (c) each definitive proxy statement filed by such Representing Party or any of its Subsidiaries with the SEC since March 1, 1996;

         (d) each final prospectus filed by such Representing Party with the SEC since December 31, 1995; and

         (e) all Current Reports on Form 8-K filed by such Representing Party with the SEC since January 1, 1998.

         As of their respective dates, such reports, proxy statements and prospectuses (collectively, with any amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report of the Representing Party has been revised or superseded by an SEC Report subsequently filed by the Representing Party, none of the Representing Party's SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Representing Party's SEC Reports (including any related notes and schedules) fairly present the financial position of the Representing Party and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1998, the Representing Party has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

         Section 4.6 Environmental Matters.

         (a) Except for Environmental Claims disclosed in or referred to in
Section 4.6(b) of the Disclosure Schedule, as of the date of this Agreement, each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law in respect of its business, properties, assets and operations ("Environmental Permits"), except (i) for such permits as to which due and proper application is pending, and (ii) for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

         (b) Except for Environmental Claims disclosed in or referred to in
Section 4.6(b) of the Disclosure Schedule, as of the date of this Agreement, there is no Environmental Claim filed, pending, or to the best knowledge of the Representing Party threatened or in process, against the Representing Party or any of its Subsidiaries or any person whose liability for such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law, that would, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

         (c) Except as disclosed or referred to in Section 4.6(c) of the Disclosure Schedule, no Encumbrances have arisen under or pursuant to any Environmental Law on any property, site or facility owned, operated or leased by the Representing Party or any of its Subsidiaries, except for such Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, and no action of any Governmental Entity has been taken or, to the best knowledge of the Company, is threatened or in process which could subject any of such properties to such Encumbrances, except for such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

         (d) As used in this Agreement:

         (i) "Environmental Claim" means any claim, action, cause of action, order, investigation or notice (written or oral) by any person alleging potential or actual liability (including, without limitation, potential or actual liability for investigation, evaluation, cleanup, removal actions, remedial actions, response actions, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any Environmental Law, including any claim under CERCLA, and shall include any request for information under CERCLA or any comparable state or local Law.

         (ii) "Environmental Law" means any Law relating to (a) the environment or pollution, environmental matters, the protection of the environment, or the protection of human health and safety from environmental concerns, (b) actual or threatened emissions, discharges, or releases of pollutants, contaminants, chemicals or solid, industrial, toxic or hazardous substances, wastes or constituents into the environment, and (c) the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         (iii) "Hazardous Materials" mean (a) any petroleum or petroleum products and radioactive materials, (b) any chemicals, constituents, materials, or substances defined or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances" and related materials, as such materials are defined in any Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

         Section 4.7 Employee Benefit Plans; ERISA.

         (a) Except as set forth in the Representing Party's SEC Reports or as would not have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, (i) all Employee Benefit Plans (other than any Employee Benefit Plan that is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA (a "Multiemployer Plan")) of the Representing Party are in material compliance with all applicable requirements of Law, including ERISA and the Code, and (ii) neither the Representing Party nor any of its Subsidiaries nor any ERISA Affiliate has any liabilities or obligations with respect to any such Employee Benefit Plans, whether accrued, contingent or otherwise, that are not otherwise reflected on the Representing Party's financial statements, nor to the best knowledge of the Representing Party, are any such liabilities or obligations expected to be incurred. Except as described in the Representing Party's (or any of its Subsidiaries') SEC Reports or as set forth in Section 4.7(a) of the Representing Party's Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan of the Representing Party that will or may result in acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Representing Party or any of its Subsidiaries are the agreements and policies specifically described in Section 4.7(a) of the Representing Party's Disclosure Schedule.

         (b) With respect to each of its Plans, the Representing Party has heretofore made available to the other Representing Party complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan and any amendments thereto; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifications; (v) a copy of the trust or other funding agreement and any amendments thereto; and (vi) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code and all notices of reportable events received following receipt of such letter. Each Representing Party will deliver to the other Representing Party a copy of each Foreign Plan within thirty days following the date hereof.

         (c) Section 4.7(c) of the Representing Party's Disclosure Schedule sets forth a list of each employee of the Representing Party (or any Subsidiary) who is a party to any agreement (whether written or oral) with respect to such person's employment by the Representing Party or a Subsidiary, other than offer letters which do not have guaranteed periods of employment and statutory employment agreements under foreign Laws, and which provide for annual compensation in excess of $100,000. The Representing Party has made available to the other Representing Party a complete and correct copy of each such written employment agreement, a complete and correct summary of each such oral agreement.

         (d) No liability under Title IV of ERISA has been incurred by the Representing Party or any ERISA Affiliate within the past six years that has not been satisfied in full. To the best knowledge of the Representing Party, no condition exists that presents a material risk to the Representing Party, any of its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title that is reasonably likely to have a Material Adverse Effect on the Representing Party. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any of the Employee Benefit Plans, and, to the knowledge of the Representing Party, no condition exists that presents a material risk that such proceedings will be instituted. Except as would not have a Material Adverse Effect on the Representing Party, with respect to each of the Employee Benefit Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Employee Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Employee Benefit Plan's actuary with respect to such Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Employee Benefit Plan allocable to such accrued benefits, and there have been no changes since such latest valuation date which would cause the present value of such accrued benefits to exceed the current value of such assets. None of the Employee Benefit Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement. None of the Employee Benefit Plans is a Multiemployer Plan. To the knowledge of the Representing Party each of the Employee Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. No Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law or benefits, the full cost of which is borne by the current or former employee). There are no material pending or threatened claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits). No prohibited transaction has occurred with respect to any Employee Benefit Plan that would result, directly or indirectly, in the imposition of an excise Tax or other liability under the Code or ERISA, except for such a Tax or other liability that would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect on the Representing Party, with respect to each Foreign Plan: (i) all amounts required to be reserved on account of each Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established, and (ii) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law.

         (e) No director or officer or other employee of such Representing Party will become entitled to any termination, retirement, severance or similar payment, benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of restrictions, repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or incentive or compensation plan or arrangement) as a result of the transactions contemplated by this Agreement (either standing alone or in conjunction with any additional or subsequent events).

         (f) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Representing Party or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

         (g) As used in this Agreement:

         (i) "Employee Benefit Plan" means any material Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Representing Party, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of the Representing Party or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time;

         (ii) "Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the Laws of any jurisdiction other than the United States, and which would have been treated as an Employee Benefit Plan had it been a United States plan, program or contract;

         (iii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase: stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice policy, program or arrangement of any kind, whether written or oral, other than a Foreign Plan, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); and

         (iv) "ERISA Affiliate" means, with respect to any Representing Party, any entity, trade or business that is a member of the same controlled group as such Representing Party (within the meaning of Sections 414(b), (c), (m) or (o) of the Code).

         Section 4.8 Information Statement; Phelps Dodge Proxy Statement; Registration Statement; Other Information. None of the information with respect to the Representing Party or its Subsidiaries to be included in the Schedule 14D-9, the Schedule 14D-1, the Information Statement, the Phelps Dodge Proxy Statement or the Registration Statement will, in the case of the Information Statement, the Schedule 14D-9, the Schedule 14D-1 or any amendments thereof or supplements thereto, at the time that such document is mailed, in the case of the Information Statement and the Phelps Dodge Proxy Statement, at the time of the Parent Shareholder Meeting and the Cyprus Shareholder Meeting, respectively, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Representing Party with respect to information supplied in writing by the other Representing Party or any of its affiliates specifically for inclusion in the Information Statement. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to shareholders, notices of meeting, proxy statement and forms of proxies to be distributed to stockholders in connection with the Cyprus Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Information Statement."

         Section 4.9 Cyprus Rights Plan. Cyprus represents and warrants that the Cyprus Board has taken all necessary action to render the Rights Agreement between Cyprus and The Bank of New York, dated as of February 28, 1999, inapplicable to the transactions contemplated by this Agreement.

         Section 4.10 Tax Matters.

         (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Representing Party or any of its Subsidiaries (i) is a member (a "Current Representing Party Group") or (ii) was a member during six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Representing Party Group," together with Current Representing Party Groups, a "Representing Party Affiliated Group") have been timely filed, and all such Tax Returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on such Representing Party (it being understood that the representations made in this Section, to the extent that they relate to Past Representing Party Groups, are made to the knowledge of the Representing Party). All Taxes due and owing by the

Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Representing Party; provided that in no event shall the existence of a proposed adjustment or matter in controversy with respect to Taxes be deemed to have or contribute to a Material Adverse Effect for any purpose under this Agreement to the extent that such proposed adjustment or matter in controversy has been specifically reserved for or paid as of the date of this Agreement. All assessments for Taxes due and owing by the Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of the Agreement, the Representing Party will provide the other party with written schedules of (i) the taxable years of the Representing Party for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Representing Party and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party.

         (b) Neither the Representing Party nor any of its Subsidiaries has (i) entered into a closing agreement or similar agreement with a taxing authority relating to Taxes of the Representing Party or any of its Subsidiaries with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any such income Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Representing Party other than Liens relating to Taxes not yet due, except as would not have a Material Adverse Effect on the Representing Party. Neither the Representing Party nor any of its Subsidiaries is a party to any agreement relating to the allocating or sharing of Taxes, other than an agreement with each other.

         (c) Neither the Representing Party nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Cyprus Offer together with the Cyprus Merger from constituting a reorganization under Section 368(a) of the Code.

         For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, severance, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and
(ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 4.11 Opinion of Financial Advisors. The Cyprus Board has received the opinion of Merrill Lynch & Co., dated the date of this Agreement, substantially to the effect that, as of such date, the consideration to be received by the holders of Cyprus Common Stock in the Cyprus Offer and the Cyprus Merger is fair to the holders of Cyprus Common Stock from a financial point of view.

         Section 4.12 Required Vote.

         (a) The affirmative vote of the holders of shares of Parent Common Stock representing a majority of the shares voting at the Parent Shareholders Meeting provided that at least 50% of the Parent Common Stock entitled to vote thereon at the Parent Shareholders Meeting (the "Parent Shareholder Approval") is required to approve the Cyprus Offer, the Cyprus Merger and the Share Issuance. No other vote of the shareholders of Parent is required by Law, the Certificate of Incorporation or the Bylaws of Parent or otherwise in order for Parent to consummate the Cyprus Offer, the Cyprus Merger and the transactions contemplated hereby.

         (b) The affirmative vote of the holders of shares of Cyprus Common Stock representing a majority of all shares entitled to vote at the Cyprus Shareholder Meeting (the "Cyprus Shareholder Approval") is required to approve this Agreement. No other vote of the shareholders of Cyprus is required by Law, the Certificate of Incorporation or the Bylaws of Cyprus or otherwise in order for Cyprus to consummate the Cyprus Merger and the transactions contemplated hereby.

         Section 4.13 Absence of Certain Changes. Since December 31, 1998, and, other than with respect to clause (a) below, prior to the date hereof, except as set forth in the Representing Party's (or any of its Subsidiaries') SEC Reports filed prior to the date hereof, the Representing Party and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice and there has not been:

         (a) any event, occurrence or development (including the discovery of new or additional information concerning an existing environmental condition) which, individually or in the aggregate, would have a Material Adverse Effect on the Representing Party;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Representing Party (other than regular quarterly cash dividends payable by the Representing Party in respect of shares of its capital stock consistent with past practice) or any repurchase, redemption or other acquisition by the Representing Party or any of its Subsidiaries of any outstanding shares of its capital stock (except (x) as required by the terms of any employee or stock option plan or compensation plan or arrangement, (y) in accordance with any dividend reinvestment plan as in effect as of the date of this Agreement in the ordinary course of operation of such plan consistent with past practice, and/or (z) as otherwise permitted by Section 5.1);

         (c) any amendment of any material term of any outstanding security of the Representing Party or any of its Subsidiaries;

         (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Representing Party or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Representing Party or any of its Subsidiaries of any contract or other right, in either case, material to the Representing Party and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including, without limitation, settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

         (e) any change prior to the date hereof in any method of accounting or accounting practice by the Representing Party or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

         (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Representing Party or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Representing Party or any of its Subsidiaries, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Representing Party or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

         (g) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

         Section 4.14 No Undisclosed Material Liabilities. There are no liabilities of the Representing Party or any Subsidiary of the Representing Party of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than:

         (a) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on the Representing Party;

         (b) liabilities disclosed in the SEC Reports of the Representing Party; and

         (c) liabilities under or arising as a result of this Agreement.

         Section 4.15 Labor Relations. As of the date of this Agreement: (i)
Section 4.15 of the Representing Party's Disclosure Schedule sets forth a complete list of each collective bargaining agreement to which the Representing Party or any of its Subsidiaries is a party, (ii) no labor organization or group of employees of the Representing Party (or any of its Subsidiaries) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Representing Party, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party or any of its Subsidiaries.

         Section 4.16 No Prior Activities. SubC was formed for the purpose of effecting a business combination transaction with Cyprus, has no Subsidiaries and has not undertaken any business or other activities other than in connection with pursuing such business combination and entering into this Agreement and engaging in the transactions contemplated hereby.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of Business Pending the Effective Time. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto, or as may be provided for or permitted pursuant to this Agreement or as disclosed on the Cyprus Disclosure Schedule:

         (a) each of the parties shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

         (b) each of the parties shall use its reasonable best efforts, and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with it (including its relationships with customers, suppliers, employees and business partners);

         (c) each of the parties shall confer at such times as any of the other parties may reasonably request with one or more representatives of such requesting party to report material operational matters and the general status of ongoing operations (to the extent such requesting party reasonably requires such information);

         (d) each of the parties shall notify the other parties of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries, respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on such party;

         (e) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, (i) declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except in the case of Parent for regular quarterly cash dividends on the outstanding shares of Parent Common Stock, in the case of Cyprus for regular quarterly cash dividends on the outstanding shares of Cyprus Common Stock and Cyprus Preferred Stock; or (ii) split, combine or reclassify any of its shares of capital stock;

         (f) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice, (ii) as otherwise provided in this Agreement or (iii) as required by applicable Law, adopt or amend any Employee Benefit Plan;

         (g) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Cyprus Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities (except as set forth in Section 5.1(g) of the Cyprus Disclosure Schedule) or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business;

         (h) none of the parties shall, and none of the parties shall permit its Subsidiaries to, propose or adopt any amendments to its certificate of incorporation or by-laws or other similar governing documents;

         (i) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Parent Common Stock by Parent and Cyprus Common Stock by Cyprus upon the exercise of stock options or other rights to acquire such party's capital stock, in each case which securities, options and rights are outstanding as of the date of this Agreement (or as set forth on Section 4.7(a) of the Cyprus Disclosure Schedule) and such issuance is made in accordance with the terms of such securities, options and rights in effect on the date of this Agreement;

         (j) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

         (k) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than indebtedness between such party and a wholly owned Subsidiary or between wholly owned Subsidiaries, provided, in either such case, such wholly owned Subsidiaries remain wholly owned Subsidiaries, and other than in the ordinary course of business consistent with past practice;

         (l) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice and other than the consummation of contracts of sale executed and delivered prior to the date hereof;

         (m) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, take any action that would reasonably be expected to cause the Cyprus Merger not to constitute transactions described in Section 368(a) of the Code;

         (n) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, make any material Tax election or settle or compromise any material Tax liability, other than in the ordinary course of business consistent with past practice and except that Cyprus may make one or more Section 338(h)(10) elections (and corresponding state and local elections) relating to the sale of the Cypress Amax Coal Company and its Subsidiaries; and

         (o) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (i) make any representation or warranty made by such party in Article IV hereof untrue or incorrect or
    (ii) result in any of the conditions to the Cyprus Merger set forth in
    Article VI not being satisfied.

         Section 5.2 Investigation.

         (a) Each of Cyprus on the one hand and Parent on the other hand shall (and shall cause its respective Subsidiaries to) afford to the other and the other's officers, employees, accountants, counsel and other authorized representatives full and complete access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission or any other Governmental Entity and shall use their reasonable best efforts to cause their respective representatives and Subsidiaries to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided that nothing herein shall require any of Parent or Cyprus or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. Cyprus hereby agrees that it will treat any such information in accordance with the Confidentiality Agreement, dated as of May 18, 1999 between Cyprus and ASARCO Incorporated (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations.

         (b) Each of Parent and Cyprus will not, and will cause its officers, employees, accountants, counsel and representatives not to, use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Pending consummation of the transactions herein contemplated, each of Parent and Cyprus will keep confidential, and will cause its officers, employees, accountants, counsel and representatives to keep confidential, all information and documents obtained pursuant to this Section 5.2 unless such information (i) was already known to it, (ii) becomes available to it from other sources not known by it to be bound by a confidentiality obligation, (iii) is independently acquired by it as a result of work carried out by any of its employees or representatives to whom no disclosure of such information has been made, or (iv) is disclosed with the prior written approval of the other party. Upon any termination of this Agreement, each of Parent and Cyprus will, upon request by the other party, collect and deliver to the other party all documents obtained by it or any of its officers, employees, accountants, counsel and representatives then in their possession and any copies thereof. Each of Parent and Cyprus and their respective representatives shall not contact any distributors, suppliers, employees or customers of the other party in connection with or in discussion of the transactions contemplated hereby without the other party's prior consent.

         Section 5.3 Stockholder Approvals and Other Cooperation.

         (a) If required by law, as soon as practicable following consummation of the Offer, Parent and Cyprus shall together, or pursuant to any reasonable allocation of responsibility between them:

         (i) prepare and file confidentially with the SEC as soon as is reasonably practicable the Information Statement in preliminary form and promptly cause Parent to amend as necessary the registration statement on Form S-4 under the Securities Act (Registration No. 333-86063), which was declared effective by the SEC on September 2, 1999, with respect to the Parent Common Stock issuable in the Cyprus Merger (collectively, the "Registration Statement"), and shall use their reasonable best efforts to have the Information Statement cleared by the SEC under the Exchange Act;

         (ii) as soon as is reasonably practicable, take all such action as may be required under state blue sky or securities laws in connection with the issuance of shares of Parent Common Stock in the Cyprus Merger and as contemplated by this Agreement;

         (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Cyprus Merger, upon exercise of Cyprus stock options, warrants, conversion rights or other rights or vesting or payment of other Cyprus equity-based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

         (iv) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

         (v) cooperate with one another in obtaining (i) an opinion of Shearman & Sterling, special counsel to Parent, dated as of the date of the Effective Time, to the effect that the Cyprus Offer together with the Cyprus Merger will qualify as a reorganization under Section 368(a) of the Code, and (ii) an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Cyprus, dated as of the date of the Effective Time, to the effect that the Cyprus Offer together with the Cyprus Merger will qualify as a reorganization under
    Section 368(a) of the Code. In connection therewith, each of Cyprus and Parent shall deliver to Shearman & Sterling and Wachtell, Lipton, Rosen & Katz customary representation letters in substantially the form previously reviewed by such counsel (the representation letters referred to in this sentence are, collectively, the "Tax Certificates").

         (b) Subject to the limitations contained in Section 5.2, Parent on the one hand and Cyprus on the other hand shall each furnish to the other and to the other's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

         (c) (i) Cyprus shall cause the Information Statement to be mailed to Cyprus's shareholders, in each case as promptly as practicable after the Registration Statement (and any post-effective amendments thereto) is declared effective under the Securities Act.

         (ii) Parent shall hold a meeting of its stockholders (the "Parent Shareholder Meeting") as provided in the Phelps Dodge Proxy Statement dated September 13, 1999 as supplemented by the Proxy Statement Supplement dated September 22, 1999 (as the same may be further amended or supplemented, the "Phelps Dodge Proxy Statement") for the purpose of obtaining the Parent Shareholder Approval. Parent shall, through its Board of Directors, recommend to its shareholders the approval of the Share Issuance and the other transactions contemplated hereby unless the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that to do so would be inconsistent with its obligations under applicable Law.

         (iii) Cyprus shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Cyprus Shareholder Meeting") for the purpose of obtaining the Cyprus Shareholder Approval. Cyprus shall, subject to Section 5.9(b), through the Cyprus Board, recommend to its shareholders the adoption of this Agreement, the Cyprus Merger and the other transactions contemplated hereby.

         (iv) Each of Parent and Cyprus will use their best efforts to hold the Parent Shareholder Meeting and the Cyprus Shareholder Meeting as soon as practicable after the date hereof.

         (v) Parent shall vote, or cause to be voted, all of the Cyprus Common Stock then owned by it or any of its Subsidiaries or over which it has direct or indirect voting authority in favor of the approval of the Cyprus Merger and of the approval and adoption of this Agreement.

         (d) Promptly upon the purchase by SubC of shares of Cyprus Common Stock pursuant to the Cyprus Offer, and from time to time thereafter, Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Cyprus Board as shall give Parent representation on the Cyprus Board equal to the product of the total number of directors on the Cyprus Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of such shares beneficially owned by Parent and affiliates of Parent following such purchase bears to the total number of such shares then outstanding, and Cyprus shall, at such time, promptly take all actions necessary to cause Parent's designees to be elected as directors, including increasing the size of the Cyprus Board or securing the resignations of incumbent directors or both. At such times, Cyprus shall use its best efforts to cause persons designated by Parent to constitute the same percentage as persons designated by Parent shall constitute of such Board of each committee of such Board, in each case only to the extent permitted by applicable law. Notwithstanding the foregoing, until the earlier of (i) the time Parent acquires a majority of the then outstanding shares on a fully diluted basis and (ii) the Effective Time, Cyprus shall use its best efforts to ensure that all the members of the Cyprus Board and each committee of the Cyprus Board as of the date hereof who are not employees of Cyprus shall remain members of the Cyprus Board and of such committees. Cyprus shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 5.3(d) and shall include in its Schedule 14D-9 such information with respect to Cyprus and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent shall supply to Cyprus and be solely responsible for any information with respect to it and its nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. Following the election of designees of Parent pursuant to this Section 5.3(d), prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or By-laws of Cyprus, any termination of this Agreement by Cyprus or any extension by Cyprus of the time for the performance of any of the obligations or other acts of Parent or waiver of any of Cyprus' rights hereunder shall require the concurrence of a majority of the directors of Cyprus then in office who are neither (i) designees of Parent nor (ii) employees of Cyprus.

         Section 5.4 Affiliate Agreements. Cyprus shall, as soon as practicable, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who will be, at the time of the Cyprus Shareholder Meeting, in Cyprus' reasonable judgment, "affiliates" of Cyprus for purposes of Rule 145 under the Securities Act. Cyprus shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. Cyprus shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section to execute a written agreement on or prior to the mailing of the Information Statement, in substantially the form of Exhibit A hereto.

         Section 5.5 Cyprus Employee Stock Options, Incentive and Benefit Plans.

         (a) Simultaneously with the Cyprus Merger, (i) each outstanding option ("Cyprus Stock Options") and related stock appreciation right ("Cyprus SAR"), if any, to purchase or acquire a share of Cyprus Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by Cyprus ("Cyprus Option Plans") shall be converted into an option (together with a related stock appreciation right of Parent, if applicable) to purchase the number of shares of Parent Common Stock equal to the Cyprus Stock Consideration times the number of shares of Cyprus Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Cyprus Common Stock subject to an option (and related Cyprus SAR, if any) under the Cyprus Option Plans divided by the Cyprus Stock Consideration, and all references to Cyprus in each such option (and related Cyprus SAR, if any) shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of Cyprus under the Cyprus Option Plans. The other terms of each such Cyprus Stock Option and Cyprus SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration of vesting or payment.

         (b) Simultaneously with the Cyprus Merger, each outstanding award including restricted stock, performance units, share units and performance shares ("Cyprus Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by Cyprus which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such Cyprus Awards as are appropriate to preserve the value inherent in such Cyprus Awards with no detrimental effects on the holders thereof. The other terms of each Cyprus Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 3.1(b).

         (c) Prior to the Effective Time, Cyprus shall amend each of its employee incentive or benefit plans, programs and arrangements and non-employee director plans, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Cyprus Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock, on a basis consistent with the transactions contemplated by this Agreement and, to the extent not inconsistent with the transactions contemplated by this Agreement, the terms of such plans, programs and arrangements. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Cyprus Stock Options. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the Parent Common Stock subject to such Cyprus Stock Options, and shall maintain the effectiveness of such registration statement and the current status of the prospectus or prospectuses contained therein, for so long as such Cyprus Stock Options remain outstanding.

         (d) Parent and its Subsidiaries and affiliates agree to honor in accordance with their terms the Cyprus Employee Benefit Plans, including, without limitation, any rights or benefits arising thereunder as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). It is the intention of the parties hereto that, for a period of one year from the Effective Time, Parent and its Subsidiaries continue to maintain the Cyprus Employee Benefit Plans, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are required by applicable law or permitted by the terms thereof as in effect at the Effective Time, and which do not adversely affect the rights of participants (or their beneficiaries) thereunder.

         (e) Parent shall take, and shall cause the Surviving Corporation and its Subsidiaries and all other affiliates of Parent to take, the following actions: (i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of Cyprus or any of its Subsidiaries immediately prior to the Effective Time (the "Cyprus Employees") or in which Cyprus Employees participate after the Effective Time, (ii) provide each Cyprus Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes (other than for purposes of benefit accruals under any defined benefit pension plan) under all compensation and benefit plans and policies applicable to Cyprus Employees, treat all service by Cyprus Employees with Cyprus or any of its Subsidiaries or affiliates before the Effective Time as service with Parent and its Subsidiaries and affiliates.

         (f) As of the Effective Time, Parent shall guarantee the performance of the employment contracts and Cyprus Employee Benefit Plans in accordance with their respective terms and the terms of this Agreement. Notwithstanding anything contained herein or in any employment contract or Cyprus Employee Benefit Plan to the contrary, Parent acknowledges and agrees that, for purposes of all employment contracts and Cyprus Employee Benefit Plans, the transactions contemplated by this Agreement are, or will be deemed to be, a "change of control."

         Section 5.6 Filings; Other Action.

         (a) Subject to the terms and conditions herein provided, Parent and Cyprus shall (i) promptly make all filings necessary in connection with their respective Required Statutory Approvals, (ii) use reasonable best efforts to cooperate with one another in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and this and such required to be foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby thereby and (y) timely making all such filings and timely seeking all consents, permits, authorizations or approvals, including such party's Required Third Party Consents. The parties shall cooperate with one another in connection with the making of all such filings, including providing copies of all such documents to the non-filing or non-submitting party and its advisors prior to filing or otherwise submitting.

         (b) (i) Without limiting the generality of the undertakings of Parent and Cyprus pursuant to Section 5.6(a), Parent agrees to obtain the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and applicable foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or limitation of competition (collectively, "Antitrust Laws"), which obligation shall be unconditional and shall be not be qualified by best efforts (regardless of whether fulfillment of such obligation would have a Material Adverse Effect on Parent or Cyprus). The existence of the condition set forth in Section 6.1(a) shall not limit or diminish Parent's obligations pursuant to the foregoing sentence or relieve Parent of any liability or damages that may result from its breach of its obligations under this Section 5.7(b)(i) (nor limit the obligations of Cyprus pursuant to the following sentence or relieve them of any liability or damages that may result from their breach of obligations under this Section 5.7(b)(i)). In connection with the foregoing, Cyprus will cooperate with and assist Parent, and, with respect to matters that are within its power or control will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Antitrust Laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Cyprus Merger and the other transactions contemplated by this Agreement. At Parent's request, Cyprus will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of Cyprus, which commitment and implementation may, at Cyprus' option, be conditioned upon and effective as of the Closing Date. Subject to applicable laws relating to the exchange of information, Parent and Cyprus shall have the right to review in advance, and to the extent practicable each will consult one another on, all the information relating to their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Cyprus Merger and the other transactions contemplated by this Agreement.

         (ii) In furtherance and not in limitation of the foregoing, and to the extent that any such action has not heretofore been taken or completed, each of Parent and Cyprus agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the Cyprus

Merger including, but not limited to, causing the expiration of termination of the applicable waiting periods under the HSR Act as soon as practicable.

         Section 5.7 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties to this Agreement shall take all such necessary action.

         Section 5.8 Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, Cyprus and the Cyprus Board shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

         Section 5.9 No Solicitation by Cyprus.

         (a) Cyprus shall not, nor shall it permit any of its Subsidiaries to, authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Cyprus Takeover Proposal (or reasonably could be expected to lead to a Cyprus Takeover Proposal) or (ii) participate in any discussions or negotiations regarding any Cyprus Takeover Proposal; provided, however, that if the Cyprus Board determines in good faith, after consultation with its outside counsel and its financial advisor, that such Cyprus Takeover Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and would, if consummated, result in a transaction more favorable to Cyprus' shareholders than the transaction contemplated by this Agreement, Cyprus may, in response to a Cyprus Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.9(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Cyprus Notice") (x) furnish information with respect to Cyprus and its subsidiaries to any person making a Cyprus Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Cyprus after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Cyprus Takeover Proposal. For purposes of this Agreement, "Cyprus Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of Cyprus or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning any class of equity securities of Cyprus or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cyprus or any of its Subsidiaries, other than the transactions contemplated by this Agreement (including the items listed on Section 5.1(g) of the Cyprus Disclosure Schedule).

         (b) Except as expressly permitted by this Section 5.9, neither the Cyprus Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation by such Board or such committee of the Cyprus Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Cyprus Takeover Proposal or (iii) cause Cyprus to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Cyprus Acquisition Agreement") related to any Cyprus Takeover Proposal. Notwithstanding the foregoing, in the event that the Cyprus Board receives a Cyprus Takeover Proposal and the Cyprus Board determines in good faith, after consultation with its outside counsel and its financial advisor, that such Cyprus Takeover Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and would, if consummated, result in a transaction more favorable to Cyprus' shareholders than the transaction contemplated by this Agreement, the Cyprus Board may (x) take any of the actions described in clauses
(i), (ii) or (iii) above or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Cyprus to enter into any Cyprus Acquisition Agreement with respect to any Cyprus Takeover Proposal) but only after the fifth business day following Parent's receipt of written notice advising Parent that the Cyprus Board is prepared to accept a Cyprus Takeover Proposal, specifying the material terms and conditions of such Cyprus Takeover Proposal and identifying the person making such Cyprus Takeover Proposal.

         (c) In addition to the obligations of Cyprus set forth in paragraphs
(a) and (b) of this Section 5.9, Cyprus shall immediately advise Parent orally and in writing of any request for information or of any Cyprus Takeover Proposal, including the material terms and conditions of such request or Cyprus Takeover Proposal and the identity of the person making such request or Cyprus Takeover Proposal. Cyprus will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Cyprus Takeover Proposal.

         (d) Nothing contained in this Section 5.9 shall prohibit Cyprus from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Cyprus' shareholders if, in the good faith judgment of the Cyprus Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law. At the meeting of the Cyprus Board at which this Agreement was considered, authorized and approved, held September 30, 1999, the Cyprus Board unanimously declared it advisable that Cyprus's shareholders adopt and approve this Agreement. Notwithstanding any subsequent determination by the Cyprus Board to change such recommendation, this Agreement shall be submitted to the shareholders of Cyprus at the Cyprus Shareholder Meeting for the purpose of obtaining the Cyprus Shareholder Approval and nothing contained herein shall be deemed to relieve Cyprus of such obligation.

         Section 5.10 Public Announcements. Parent on the one hand and Cyprus on the other hand will consult with and provide each other the reasonable opportunity to review and comment upon any press release prior to the issuance of any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 5.11 Indemnification and Insurance.

         (a) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Cyprus Indemnified Parties") of Cyprus as provided in its charter or by-laws or in any agreement shall survive the Cyprus Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the Cyprus Indemnified Parties to the same extent as such Cyprus Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

         (b) For three years from the Effective Time, Parent shall maintain in effect Cyprus' current directors' and officers' liability insurance policy (the "Cyprus Policy") covering those persons who are currently covered by the Cyprus Policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Cyprus for such insurance, and provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided further that Parent may meet its obligations under this paragraph by covering the above people under Parent's insurance policy or policies on the terms described above.

         Section 5.12 Accountants' "Comfort" Letters. Parent on the one hand and Cyprus on the other hand will each use reasonable best efforts to cause to be delivered to the other two letters from their respective independent accountants, one dated a date within two business days before the date of the Registration Statement (as amended in accordance with Section 5.3(a)(i)) and one dated a date within two business days before the Effective Time, in form and substance reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

         Section 5.13 Additional Reports. Parent on the one hand and Cyprus on the other hand shall each furnish to the other copies of any reports of the type referred to in Section 4.5 which it files with the SEC on or after the date hereof, and each of Parent and Cyprus, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Parent and its consolidated Subsidiaries or Cyprus and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         Section 5.14 Disclosure Schedule Supplements. From time to time after the date of this Agreement and prior to the Effective Time, Parent will promptly supplement or amend the Parent Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Parent Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Parent which has been rendered inaccurate thereby. From time to time after the date of this Agreement and prior to the Effective Time, Cyprus will promptly supplement or amend the Cyprus Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Cyprus Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Cyprus which has been rendered inaccurate thereby, other than
Section 5.1(g) thereof which Cyprus shall have no authority to amend. For purposes of determining the accuracy of the representations and warranties of Parent and Cyprus contained in this Agreement in order to determine the fulfillment of the conditions set forth in Article VI, the Parent Disclosure Schedule and the Cyprus Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

         Section 5.15 Certain Litigation. Each of the parties shall prior to or at the Effective Time cease, terminate and dismiss, with prejudice, any and all actions, proceedings or lawsuits initiated, commenced or filed by such party against the other party in connection with (i) the Combination and (ii) Parent's exchange offers dated as of September 3, 1999, as amended, for Cyprus and each of the parties shall use its reasonable best efforts to cause any and all actions, proceedings or lawsuits initiated, commenced or filed by third parties in connection with the transactions in the above (i) and (ii) to cease, terminate or be dismissed, with prejudice.

         Section 5.16 Shareholder Litigation. Each of Parent on the one hand and Cyprus on the other hand shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against Parent or Cyprus, as applicable, and its directors relating to the transactions contemplated by this Agreement.

         Section 5.17 Section 16(b). Parent and Cyprus shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of Cyprus (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Cyprus to be exempt under Rule 16b-3 under the Exchange Act.

         Section 5.18 Change of Control Agreements. Cyprus has change of control employment agreements with the 16 people listed in Section 5.18(a) of the Cyprus Disclosure Schedule which provide certain benefits upon a termination of employment for "good reason" or other than for "cause" following the Effective Time. Parent shall take all appropriate steps necessary to, and will, give reasonable advance notice prior to the Effective Time of its intention to offer employment (including the proposed terms thereof), or not to offer employment, to each of the aforementioned 16 people and will make such offers in the former case, all sufficiently in advance of the Effective Time to afford such offerees reasonable time prior to the Effective Time to decide whether or not to accept the employment offered prior to the Effective Time. Cyprus has previously made written disclosure to ASARCO for each of such 16 people and for all such people in the aggregate of the total estimated amount payable to such people for all obligations owed to them by Cyprus under all contractual and plan arrangements with such people assuming that the employment of each such person was terminated effective as of December 31, 1999 (except that retirement and supplemental retirement benefits are calculated as of January 1, 1999).


                                   ARTICLE VI

                         CONDITIONS TO THE CYPRUS MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Cyprus Merger. The respective obligations of Parent and Cyprus to effect the Cyprus Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) The Parent Shareholder Approval and the Cyprus Shareholder Approval necessary to consummate the transactions contemplated by this Agreement shall have been obtained, all in accordance with applicable Law.

         (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits or makes illegal the consummation of the Cyprus Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

         (c) SubC shall have accepted for exchange all shares of Cyprus Common Stock validly tendered and not withdrawn pursuant to the Cyprus Offer; provided, however, that this condition shall not be applicable to the obligations of SubC if, in breach of this Agreement, SubC fails to accept for exchange and exchange any such shares validly tendered and not withdrawn pursuant to such Offer.


                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual consent of the Boards of Directors of Parent and Cyprus;

         (b) by either Parent or Cyprus if, without fault of such terminating party, the purchase of Cyprus Common Stock pursuant to the Cyprus Offer shall not have occurred on or before March 31, 2000, which date may be extended by mutual written consent of the parties hereto;

         (c) by Parent or Cyprus if the Cyprus Offer expires or is terminated or withdrawn pursuant to its terms without any Cyprus Common Stock being purchased thereunder; or

         (d) by either Parent or Cyprus if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of Cyprus Common Stock pursuant to the Cyprus Offer or the Cyprus Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts, subject to Section 5.7, to remove or lift such order, decree or ruling; or any statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal the consummation of the Cyprus Offer or the Cyprus Merger and which, in the case of any such order, injunction or decree, shall have become final and nonappealable; or there shall have been a failure to obtain any required consent or approval under foreign laws or regulations which would prohibit the consummation of the Cyprus Offer or the Cyprus Merger or would have a material adverse effect on Parent or on Cyprus.

         Section 7.2 Termination by Parent. This Agreement may be terminated and the Cyprus Offer and the Cyprus Merger may be abandoned by action of the Board of Directors of Parent, at any time prior to the purchase of Cyprus Common Stock pursuant to the Cyprus Offer, if (a) the Cyprus Board shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the Cyprus Offer in a manner adverse to Parent, (b) the Cyprus

Board shall have recommended any proposal other than by Parent in respect of a Cyprus Takeover Proposal, (c) a Cyprus Takeover Proposal other than by Parent shall be publicly disclosed and at the scheduled expiration of the Cyprus Offer the Minimum Tender Condition shall not have been satisfied, or (d) the condition to the Cyprus Offer described in clause (e) of Annex A hereto shall not have been satisfied within 30 days of notice that such condition has not been satisfied.

         Section 7.3 Termination by Cyprus. This Agreement may be terminated and the Cyprus Merger may be abandoned by action of the Cyprus Board, at any time prior to the acceptance for payment of shares under the Cyprus Offer, (a) if there shall be a material breach of any of Parent's representations, warranties or covenants hereunder, which breach shall not be cured within ten days of notice thereof, or (b) provided Cyprus is not in breach of any obligation under this Agreement, to allow Cyprus to enter into an agreement in respect of a Cyprus Takeover Proposal which the Cyprus Board determines is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and would, if consummated, result in a transaction more favorable to Cyprus' shareholders than the transaction contemplated by this Agreement (provided that such termination pursuant to this clause (b) shall not be effective unless and until Cyprus shall have paid to Parent the fee described in Section 7.5 hereof and shall have complied with Section 5.9(c) and the notice provisions of Section 5.9(b)).

         Section 7.4 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, all rights and obligations under this Agreement as between Parent and Cyprus shall terminate (except for the provisions of Sections 5.2, 7.5 and 8.2), and there shall be no other liability on the part of Parent on the one hand or Cyprus on the other hand to the other except liability arising out of a willful and material breach of this Agreement.

         Section 7.5 Termination Fee. (a) In the event that (i) after the date hereof and prior to the Cyprus Shareholder Meeting a Cyprus Takeover Proposal shall have been made known to Cyprus or any of its Subsidiaries or shall have been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Cyprus Takeover Proposal and thereafter this Agreement is terminated by either Parent or Cyprus pursuant to Section 7.1(b) or (ii) this Agreement is terminated by Cyprus pursuant to Section 7.3(b), then Cyprus shall promptly pay Parent a fee equal to $45 million (the "Cyprus Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Cyprus Termination Fee shall be payable to Parent pursuant to this paragraph unless and until within 18 months of such termination Cyprus or any of its Subsidiaries enters into any Cyprus Acquisition Agreement or consummates any Cyprus Takeover Proposal (for the purposes of the foregoing proviso the terms "Cyprus Acquisition Agreement" and "Cyprus Takeover Proposal" shall have the meanings assigned to such terms in
Section 5.9 (except that the reference to the "acquisition or purchase of a business or shares of any class of equity securities of Cyprus or any of its Subsidiaries" in the definition of "Cyprus Takeover Proposal" in Section 5.9 shall be deemed to be a reference to the "acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of Cyprus and its Subsidiaries, taken as a whole, or 20% of any class of equity securities of Cyprus or any of its Subsidiaries," but such reference shall not include either of the items set forth in Section 5.1(g) of the Cyprus Disclosure Schedule)) in which event the Termination Fee shall be payable upon the first to occur of such events. Cyprus acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Cyprus fails promptly to pay the Cyprus Termination Fee, and, in order to obtain such payment, Parent commences a suit which results in a judgment against Cyprus for the Cyprus Termination Fee, Cyprus shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Cyprus Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         (b) In the event of termination of this Agreement pursuant to Section 7.1(b) unless Cyprus is at fault in respect thereof, Section 7.1(c), Section 7.1(d) or Section 7.3(a), Parent shall reimburse Cyprus for any termination fee that it has paid to ASARCO Incorporated ("ASARCO") under Section 7.3 of the Agreement and Plan of Merger, dated as of July 15, 1999, among Asarco Cyprus Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., ASARCO Incorporated and Cyprus Amax Minerals Company (the "ASARCO Merger Agreement") or under paragraph 3 of Amendment No. 1, dated September 27, 1999, to the ASARCO Merger Agreement; provided, however, that Parent shall have no obligation to reimburse Cyprus for any termination fee paid to ASARCO in the event that this Agreement is terminated as a result of the failure of the condition to the Cyprus Offer set forth in paragraph (e) of Annex A hereto.

         Section 7.6 Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Combination by the shareholders of Cyprus and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and Cyprus with respect to any of the terms contained in this Agreement; provided, however, that, following the purchase of Cyprus Common Stock pursuant to the Cyprus Offer, this Agreement shall not be amended or supplemented unless any such amendment or supplement is approved by the vote of the majority of Continuing Directors of Cyprus; and provided further that following approval by the shareholders of Parent and Cyprus there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration as provided herein nor any amendment or change not permitted under applicable Law, without further approval by the shareholders of Cyprus. For purposes of this Agreement, "Continuing Director" shall mean a director who either was a member of the Cyprus Board prior to the time that Parent exercised its rights under Section 5.3(d) or who subsequently became a director of Cyprus and whose election, or nomination for election by the stockholders of Cyprus, was approved by a vote of at least three-quarters of the Continuing Directors then on the Cyprus Board.

         Section 7.7 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent on the one hand and Cyprus, as the case may be, on the other hand, may:

         (a) extend the time for the performance of any of the obligations or acts of the other party;

         (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

         (c) subject to the proviso of Section 7.6, waive compliance with any of the agreements or conditions of the other party contained herein.

         Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Cyprus Merger.

         Section 8.2 Expenses. Whether or not the Cyprus Merger is consummated, all costs and expenses incurred in connection with the Cyprus Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with any HSR Act filing or any other Required Statutory Approval, (ii) the commissions and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of Excess Shares, and (iii) all transfer Taxes, shall be shared equally by Parent and Cyprus.

         Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof, except to the extent the provisions of this Agreement are expressly governed by or derive their authority from the DGCL.

         Section 8.5 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

         To Parent or SubC:

               Phelps Dodge Corporation
               2600 North Central Avenue
               Phoenix, Arizona  85004-3014

         copies to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Attention:  David W. Heleniak
               Telecopy:  (212) 848-7179

         and

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Attention:  Michael W. Blair
               Telecopy:  (212) 909-6836

         To Cyprus:

               Cyprus Amax Minerals Company
               9100 East Mineral Circle
               Englewood, Colorado  80112
               Attention:  Philip C. Wolf, Esq.
               Telecopy:  (303) 643-5049

         copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Attention:  Elliott V. Stein
               Telecopy:  (212) 403-2000

         Section 8.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 8.8 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

         Section 8.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 5.5(f) (with respect only to those individuals listed in Section 5.18(a) of the Cyprus Disclosure Schedule) and Section 5.11 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided that if the Cyprus Merger has not been consummated before the 120th day following the acceptance for payment of shares under the Cyprus Offer, as of such 120th day, each of the shareholders of Cyprus (other than Parent and SubC) shall have the right to enforce the obligations of Parent and SubC to consummate the Cyprus Merger and the shareholders' right to receive the Merger Consideration.

         Section 8.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 8.11 Definitions. References in this Agreement to "Subsidiaries" of any person shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such person. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control"

(including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. Notwithstanding the foregoing, Parent shall not be deemed to be an "affiliate" or a "Subsidiary" of Cyprus.

         Section 8.12 Finders or Brokers. Except for Merrill Lynch & Co. with respect to Cyprus, a copy of whose engagement agreement has been or will be provided to Parent, neither Cyprus nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Cyprus Merger.

         Section 8.13 Cyprus Actions Following the Offer. Following the purchase of Cyprus Common Stock pursuant to the Cyprus Offer, no action may be taken by Cyprus under this Agreement (including, without limitation, termination pursuant to Section 7.1 and any waiver and any extension under Section 7.7) unless any such action is approved by the vote of the majority of the Continuing Directors of Cyprus.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       PHELPS DODGE CORPORATION

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CAV CORPORATION

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CYPRUS AMAX MINERALS COMPANY

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX A

                         Conditions to the Cyprus Offer

         Notwithstanding any other provision of our Offer, we shall not be required to accept for exchange or exchange any Cyprus Amax Common Stock, may postpone the acceptance for exchange of or exchange for tendered Cyprus Amax Common Stock, and may, in our sole discretion, terminate or amend the Offer as to any Cyprus Amax Common Stock not then exchanged (a) if at the expiration date, any of the Minimum Tender Condition or the Phelps Dodge Stockholder Approval Condition (each as defined in the Prospectus dated September 22, 1999 relating to the Offer by Phelps Dodge for shares of Cyprus Amax Common Stock) has not been satisfied or (b) if on or after the date of the prospectus and at or prior to the expiration date, any of our other conditions are not satisfied. The conditions are as follows:

              (a) The shares of our common stock which shall be issued to Cyprus Amax stockholders in the Offer and the Phelps Dodge/Cyprus Amax merger have been authorized for listing on the NYSE, subject to official notice of issuance;

              (b) Registration Statement No. 333-86061 and any post-effective amendments thereto shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and we shall have received all necessary state securities law or "blue sky" authorizations;

              (c) No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer or any of the other transactions contemplated by the Prospectus dated September 22, 1999 (the "Prospectus") shall be in effect; no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, or makes illegal the consummation of our Offer; nor shall there have been a failure to obtain any required consent or approval under foreign laws or regulations which would prohibit the consummation of the Offer or would have a material adverse effect on Parent or on Cyprus Amax;

              (d) There shall not have been after the date of this Agreement any
         (i) amendment of the Code, (ii) amendment or adoption of final or temporary Treasury Regulations under the Code, (iii) Internal Revenue Service revenue ruling, revenue procedures, technical advice memorandum or notices, or (iv) final decision of a court of competent jurisdiction, in each case that would be inconsistent with the Cyprus Merger qualifying as a reorganization under Section 368(a) of the Code; and

              (e) The representations and warranties of Cyprus in this Agreement shall be true and correct (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) as of the date of the Prospectus and as of the expiration date as though made on and as of the date of the Prospectus and the expiration date except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect (as defined therein) on Cyprus; and Cyprus shall have performed or complied in all material respects with all the material agreements and covenants required by this Agreement.

         The foregoing conditions are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions (including any action or inaction by us). We may waive these conditions in whole or in part (other than the Phelps Dodge Stockholder Approval Condition and the condition relating to effectiveness of the Registration Statement). The determination as to whether any condition has been satisfied shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding the fact that we reserve the right to assert the failure of a condition following acceptance for exchange but prior to exchange in order to delay exchange or cancel its obligation to exchange properly tendered Cyprus Amax Common Stock, we will either promptly exchange such Cyprus Common Stock or promptly return such Cyprus Common Stock.


                                       A-2